Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of iShares Trust of our reports dated April 21, 2026, relating to the financial statements and financial highlights of the funds listed in Appendix A, which appear in iShares Trust’s Certified Shareholder Reports on Form N-CSR for the year ended February 28, 2026. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 16, 2026

Appendix A

iShares Trust

1. iShares 0-1 Year Treasury Bond ETF

2. iShares 0-3 Month Treasury Bond ETF

3. iShares 10+ Year Investment Grade Corporate Bond ETF

4. iShares 10-20 Year Treasury Bond ETF

5. iShares 1-3 Year Treasury Bond ETF

6. iShares 1-5 Year Investment Grade Corporate Bond ETF

7. iShares 20+ Year Treasury Bond ETF

8. iShares 25+ Year Treasury STRIPS Bond ETF

9. iShares 3-7 Year Treasury Bond ETF

10. iShares 5-10 Year Investment Grade Corporate Bond ETF

11. iShares 7-10 Year Treasury Bond ETF

12. iShares Agency Bond ETF

13. iShares BBB Rated Corporate Bond ETF

14. iShares Broad USD Investment Grade Corporate Bond ETF

15. iShares California Muni Bond ETF

16. iShares Core 10+ Year USD Bond ETF

17. iShares Core 5-10 Year USD Bond ETF

18. iShares Core U.S. Aggregate Bond ETF

19. iShares ESG Advanced Universal USD Bond ETF

20. iShares ESG Aware 1-5 Year USD Corporate Bond ETF

21. iShares ESG Aware U.S. Aggregate Bond ETF

22. iShares ESG Aware USD Corporate Bond ETF

23. iShares Government/Credit Bond ETF

24. iShares High Yield Systematic Bond ETF

25. iShares iBoxx $ High Yield Corporate Bond ETF

26. iShares iBoxx $ Investment Grade Corporate Bond ETF

27. iShares Intermediate Government/Credit Bond ETF

28. iShares Investment Grade Systematic Bond ETF

29. iShares Long-Term National Muni Bond ETF

30. iShares MBS ETF 31.iShares National Muni Bond ETF

32. iShares New York Muni Bond ETF

33. iShares Short-Term National Muni Bond ETF

34. iShares Total USD Fixed Income Market ETF